A G R E E M E N T
                                -----------------

                              entered into between

                           AFRICA FINANCE CORPORATION
                           --------------------------
                          (Registration No. 19441/3602)

                                       and

                     NEW AFRICA OPPORTUNITY FUND SUB TWO LLC
                     ---------------------------------------

                                       and

                             CHANCELLOR CORPORATION
                             ----------------------

                                       and

                 AFINTA MOTOR CORPORATION (PROPRIETARY) LIMITED
                 ----------------------------------------------
                         (Registration No. 96/06574/07)

                                       and

                             GRAHAM EDWARD NICHOLLS
                             ----------------------

                                       and

                              ROBERT CHARLES DRAKE
                              --------------------

                                       and

                               HAROLD JOSHUA MANNE
                               -------------------

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WHEREBY  IT  IS  AGREED  AS  FOLLOWS  :
------------------------------------

1.     INTERPRETATION  AND  PRELIMINARY     INTERPRETATION  AND  PRELIMINARY
       --------------------------------     --------------------------------
The headings of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this agreement nor any clause hereof. Unless a contrary intention clearly appears -

1.1.     words  importing  -

1.1.1.     any  one  gender  include  the  other  two  genders;

1.1.2.     the  singular  include  the  plural  and  vice  versa;  and

1.1.3. natural persons include created entities (corporate or unincorporate) and the state and vice versa;

1.2. the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely -

1.2.1. "AFRICA FINANCE" means AFRICA FINANCE CORPORATION, Registration Number 19441/3602, a corporation established under the laws of Mauritius, being a wholly-owned subsidiary company of CAC;


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1.2.2.     "AMC"  means  AFINTA  MOTOR  CORPORATION  (PROPRIETARY)  LIMITED,
Registration Number 96/06574/07, a company established under the laws of the Republic of South Africa;

1.2.3. "AMC group" means AMC and any company which is a subsidiary (as defined in the Companies Act, 1973) from time to time of AMC;

1.2.4. "'A' preference shares" means "A" convertible preference shares in the share capital of AMC with the rights, privileges and conditions set forth in ANNEXURE A;

1.2.5. "business day" means any day other than a Saturday, Sunday or national public holiday in the Republic of South Africa;

1.2.6. "CAC" means CHANCELLOR AFRICA CORPORATION, Registration Number 1998/013128/10/3602, a corporation established under the laws of Mauritius, being a wholly-owned subsidiary company of CHANCELLOR CORPORATION;

1.2.7. "CC ordinary stock" means ordinary stock in the share capital of CHANCELLOR CORPORATION, which stock is traded on NASD bulletin board;


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1.2.8.     "CHANCELLOR  CORPORATION"  means  CHANCELLOR CORPORATION Registration
Number 04/2626079, a corporation established under the laws of the Commonwealth of Massachussets;

1.2.9.     "closing  date"  means  Friday,  8  October  1999;

1.2.10.     "effective  date"  means  30  June  1999;

1.2.11. "NAOF" means NEW AFRICA OPPORTUNITY FUND LP, a limited liability partnership established under the laws of Delaware, USA;

1.2.12. "NAOF-SUB" means NAOF SUB TWO LLC, a limited liability company established under the laws of Delaware, USA, being a wholly-owned subsidiary of NAOF;

1.2.13. "the NASD bulletin board" means the NATIONAL ASSOCIATION OF SECURITIES DEALERS, being a recognised investment exchange system operating in the United States of America as an over-the-counter market;

1.2.14. "series 'B' stock" means series "B" preferred stock in the share capital of CHANCELLOR CORPORATION with the rights, privileges and conditions set forth in ANNEXURE B;


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1.3.     any  reference in this agreement to "date of signature hereof" shall be read as meaning a reference to the date of the last signature of this agreement;

1.4. any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time;

1.5. if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement;

1.6. when any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a business day, in which case the last day shall be the next succeeding business day;

1.7. where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

1.8. expressions defined in this agreement shall bear the same meanings in schedules or annexures to this agreement which do not themselves contain their own definitions;

1.9. reference to day/s, month/s or year/s shall be construed as Gregorian calendar day/s, month/s or year/s;


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1.10.     the  use  of  any  expression  in  this  agreement  covering a process available under South African law such as a winding-up or liquidation (without limitation eiusdem generis) shall, if any of the parties to this agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such defined jurisdiction;

1.11. where any term is defined within the context of any particular clause in this agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.12. the expiration or termination of this agreement shall not affect such of the provisions of this agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

1.13. the rule of construction that the contract shall be interpreted against the party responsible for the drafting or preparation of the agreement, shall not apply;


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1.14.     this agreement shall be governed by and interpreted in accordance with the  laws  of  the  Republic  of  South  Africa.

2.     RECORDAL     RECORDAL
       --------     --------
CHANCELLOR CORPORATION intends to invest in AMC by way of equity investments so that it will, on the closing date, hold 15,1% (fifteen comma one per cent) of the entire issued share capital of AMC, upon the terms and conditions set out in this agreement.

3.     REPAYMENT  OF  LOAN  ACCOUNT     REPAYMENT  OF  LOAN  ACCOUNT
       ----------------------------     ----------------------------
On the effective date AMC shall repay to AFRICA FINANCE R8 200 000 (eight million two hundred thousand rand) of AFRICA FINANCE's loan account against AMC together with any and all accrued interest thereon.

4.     DEBT/EQUITY  CONVERSION     DEBT/EQUITY  CONVERSION
       -----------------------     -----------------------
4.1. On the effective date AFRICA FINANCE shall subscribe for 9 213 (nine thousand two hundred and thirteen) "A" preference shares at a subscription price inclusive of premium equal to the sum of R8 200 000 (eight million two hundred thousand rand) plus an amount equal to the accrued interest referred to in clause 3. AFRICA FINANCE shall pay the aforementioned subscription price to AMC on the effective date.

4.2. On the closing date, and against discharge of AFRICA FINANCE's obligation to pay the subscription price contemplated in clause 4.1, AMC shall allot and issue 9 213 (nine thousand two hundred and thirteen) "A" preference shares to AFRICA FINANCE.

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4.3.     As  a  result of the implementation of the transactions contemplated in clause  3  and  this  clause  4  -

4.3.1. AFRICA FINANCE's loan account against AMC shall be reduced on the effective date by R8 200 000 (eight million two hundred thousand rand) plus the aforementioned accrued interest thereon; and

4.3.2. AFRICA FINANCE shall become the holder of 9 213 (nine thousand two hundred and thirteen) "A" preference shares, representing 5,1% (five comma one per cent) of the entire issued share capital of AMC.

4.4. AMC, management and NAOF-SUB warrant jointly and severally in favour of AFRICA FINANCE that AMC shall have sufficient authorised share capital to allot and issue the aforementioned 9 213 (nine thousand two hundred and thirteen) "A" preference shares to AFRICA FINANCE, as contemplated in this agreement.

5.     SHARE  SWOP     SHARE  SWOP
       -----------     -----------

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5.1.     With effect on the closing date and against discharge by AFRICA FINANCE of its obligations contemplated in clause 5.2, NAOF-SUB sells, transfers, cedes and delivers to AFRICA FINANCE 18 064 (eighteen thousand and sixty four) "A" preference shares (representing 10% (ten per cent) of the entire issued share capital of AMC). NAOF-SUB shall do all things and deliver all documents required to ensure that the 18 064 (eighteen thousand and sixty four) "A" preference shares are transferred to and registered in the name of AFRICA FINANCE with effect from the closing date.

5.2. With effect on the closing date and against discharge by NAOF-SUB of its obligations under clause 5.1 above, AFRICA FINANCE shall discharge its obligation to pay for the 18 064 (eighteen thousand and sixty four) "A" preference shares transferred in terms of clause 5.1 above, by transferring, ceding and delivering to NAOF-SUB 250 000 (two hundred and fifty thousand) series "B" stock. AFRICA FINANCE shall do all things and deliver all documents required to ensure that the 250 000 (two hundred and fifty thousand) series "B" stock is transferred to and registered in the name of NAOF-SUB with effect from the closing date in terms of this clause 5.2.

5.3. Management hereby waives any rights of pre-emption against NAOF in respect of the 18 064 (eighteen thousand and sixty four) "A" preference shares contemplated in clause 5.1 and hereby consents to the transfer contemplated herein.

5.4. The sale contemplated in this clause 5 shall be effected on the basis that, except as expressly provided for elsewhere in this agreement, neither AFRICA FINANCE nor NAOF-SUB gives any warranties whatsoever, whether express, implied or tacit, in respect of the 250 000 (two hundred and fifty thousand) series "B" stock and the 18 064 (eighteen thousand and sixty four) "A" preference shares, respectively.

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5.5.     Accordingly,  as  a  result  of  the  implementation of the transaction contemplated in clause 4 and the sale contemplated in this clause 5, AFRICA FINANCE shall initially hold 27 277 (twenty seven thousand two hundred and seventy seven) "A" preference shares, representing 15,1% (fifteen comma one per cent)  of  the  entire  issued  share  capital  of  AMC.

6.     WORLDWIDE  DISTRIBUTION  RIGHTS     WORLDWIDE  DISTRIBUTION  RIGHTS
       -------------------------------     -------------------------------
6.1. GRAHAM E NICHOLLS (or his nominee) and NAOF-SUB each undertakes to procure that AMC grants to AFRICA FINANCE as soon as reasonably possible after the date of signature hereof, certain worldwide rights of distribution substantially on the basis set forth in the exclusive distribution agreement attached hereto as ANNEXURE C.

6.2. On the closing date or on the date of execution of the written exclusive distribution agreement referred to in clause 6.1, whichever is the later, in consideration for the undertakings contemplated in clause 6.1, AFRICA FINANCE shall transfer, cede and deliver 100 000 (one hundred thousand) series "B" stock as follows -

6.2.1. 71 429 (seventy one thousand four hundred and twenty nine) shares to GRAHAM E NICHOLLS (or his nominee); and

6.2.2. 28 571 (twenty eight thousand five hundred and seventy one) shares to NAOF-SUB.


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7.     RIGHTS  OF  FIRST  REFUSAL  AND  TRANSFERS  OF SHARES     RIGHTS OF FIRST
       -----------------------------------------------------     ---------------
REFUSAL  AND  TRANSFERS  OF  SHARES
     ------------------------------
7.1. AFRICA FINANCE may not sell or otherwise dispose of or transfer (including but not limited to by way of donation or dividend) any shares held by it in AMC -

7.1.1. except in terms of this clause 7 and clause 8 and any other provision of this agreement specifically providing for disposal, and

7.1.2. only if, in one and the same transaction, it likewise sells, disposes of or alienates a proportionate share of its claim against AMC on loan account ("loan account"), if any.

7.2. The provisions of this clause 7 and clause 8 shall also apply to the extent applicable to any future rights offers or allotments made to any shareholders of AMC. Accordingly, all references in this clause 7 and clause 8 and in the lien, transmission and forfeiture provisions of the articles of association of AMC to the offer, sale, disposal, alienation, transfer or transmission of a share in AMC shall, unless the context otherwise requires, be deemed to apply also to the proportionate share of the loan account of the holder of such share and to any rights offers or allotments.


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7.3.     When it is intended to dispose of some or all of the AMC shares held by
AFRICA FINANCE (other than in terms of clause 7.2 or clause 8.2 or any other permitted provision in the agreement) AFRICA FINANCE shall offer the shares in writing to NAOF-SUB, stating the price (which shall sound in money in South African currency or in United States dollars) and the terms of payment required by it and no other terms shall be stipulated save for that contemplated in clause 7.10 and if it intends selling or otherwise disposing or transferring to a particular third party if the offer is not accepted by NAOF-SUB, it shall disclose the name of such third party.

7.4. If, within 5 (five) days after the receipt of the offer (during which period the offer shall be irrevocable), it is not accepted in writing in respect of all the shares offered to NAOF-SUB then, only if a third party was named in the offer contemplated in clause 7.3, AFRICA FINANCE may, within a further 30 (thirty) days, but not thereafter without again making an offer to NAOF-SUB in terms of clause 7.3 dispose of all the shares offered (but not fewer) to the third party only, at a price not lower and on terms not more favourable to such person than the price at and terms on which NAOF-SUB was entitled to purchase them.

7.5. The fact that AFRICA FINANCE gives any third party normal warranties shall not constitute terms more favourable than those given to NAOF-SUB who will not be given any warranties.


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7.6.     If whilst an offer in terms of this clause 7 is pending, the provisions of clause 8.2 become operative in respect of those shares so offered, then at the election of NAOF-SUB (which election shall be made in writing delivered to AFRICA FINANCE within 48 (forty-eight) hours after the provisions of clause 8.2 become operative) the offer in terms of this clause 7 shall be deemed to be withdrawn and substituted with the deemed offer in terms of clause 8.2.

7.7. Any disposal of shares to any non-shareholder of AMC shall be subject to the condition that the transferee shall undertake in writing not to operate in competition to the business of any company in the AMC group whilst it is a shareholder of AMC.

7.8. Subject to clause 7.9, transfer of any shares acquired in terms of this clause 7 shall be given to the person so acquiring them.

7.9. Notwithstanding anything to the contrary herein contained, no share in AMC shall be disposed of, pledged or transferred by AFRICA FINANCE to a non-shareholder including the heirs or beneficiaries of any shareholder unless that non-shareholder agrees to be bound by any written agreement in force between AMC and its shareholders and/or between the shareholders of AMC governing their relationship as shareholders in AMC and nominates a chosen address for the purposes of clause 15.

7.10. IF AFRICA FINANCE disposes of its shares as contemplated in this clause 7, it shall be entitled to stipulate as a condition of such sale that -


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7.10.1.     AFRICA  FINANCE  shall  be released pro rata to the number of shares sold, as a surety or guarantor or indemnitor on behalf of AMC, subject to the purchaser(s) of the shares in question binding himself as surety or guarantor or indemnitor in his stead; or

7.10.2. if the release contemplated in clause 7.10.1 cannot be achieved, or pending such release being implemented, the disposing shareholder shall be indemnified by the purchaser of the shares pro rata to the number of shares sold against any claims made against the disposing shareholder by reason of such suretyship, guarantee or indemnity. Such purchaser shall be liable for any amount payable in terms hereof together with value-added tax thereon.

7.11. The transferee of any shares and loan accounts acquired pursuant to this clause 7, shall pay the stamp duty and any other similar duties payable thereon.

7.12. Notwithstanding anything to the contrary herein contained, the provisions of this clause 7 will cease to be of any force and effect in the event that AMC becomes listed on any recognised stock exchange.

8.     FORCED  SALES     FORCED  SALES
       -------------     -------------

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8.1.     If  AFRICA  FINANCE  or  CAC  or  CHANCELLOR CORPORATION is wound up or liquidated, whether provisionally or finally, or if the CC ordinary stock ceases to be or is suspended from trading on the NASD bulletin board for whatever reason (provided that the provisions of this clause 8 shall not apply in the event of a sale of the entire issued share capital of CHANCELLOR CORPORATION), then the provisions of this clause 8 shall apply. Reference hereinafter in this clause 8 to AFRICA FINANCE or to CAC or to CHANCELLOR CORPORATION shall include the provisional or final liquidator of AFRICA FINANCE or CAC or CHANCELLOR
CORPORATION,  as  the  case  may  be.

8.2.
8.2.1. As soon as an event contemplated in clause 8.1 occurs, AFRICA FINANCE shall notify NAOF-SUB in writing.

8.2.2. Within 60 (sixty) days after learning of the occurrence of any event contemplated in clause 8.1, NAOF-SUB may, by notice in writing to AFRICA FINANCE, compel AFRICA FINANCE to offer its shares in AMC to NAOF-SUB at a price sounding in money in South African currency being the fair value of the shares to be agreed between AFRICA FINANCE and NAOF-SUB or, failing agreement, to be determined by the auditors of AMC, who shall act as experts and not as arbitrators.

8.2.3. The auditors' decision as to the fair value of the shares shall be final and binding on the parties. The auditors' charges shall be paid by NAOF-SUB and AFRICA FINANCE pro rata to their respective shareholdings in AMC.


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8.2.4.     In  determining  the value of such shares, no deduction shall be made for the fact that the shares in question constitute a minority interest in AMC nor for the fact that new management shall or may be managing AMC nor shall any premium be added for the fact that the shares in question constitute a majority or controlling interest in AMC nor, if the purchaser is an existing shareholder, for the fact that by purchasing the shares in question, such shareholder would be in a position to control AMC's affairs.

8.2.5. As soon as the price has been agreed or determined as aforesaid and notified in writing to AFRICA FINANCE and NAOF-SUB, AFRICA FINANCE shall be deemed to have offered the shares to NAOF-SUB at the price as agreed or determined. Such offer shall be open for acceptance thereafter for a period of 20 (twenty) days and failing acceptance thereof in respect of all such shares within such period shall lapse. Such lapsing of the offer shall not affect the continued application of the pre-emptive provisions of this agreement. If the offer is accepted, the effective date of the sale shall be the day prior to the date upon which the event contemplated in clause 8.1, which triggered the offer, occurs.

8.2.6. The purchase price so agreed or determined, if NAOF-SUB accepts the offer, shall be payable in cash by NAOF-SUB within 30 (thirty) days of such agreement or determination.


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8.2.7.     The  shares  shall  be  delivered  in  transferable  form to NAOF-SUB against payment of the purchase price. If AFRICA FINANCE does not deliver the shares in transferable form on due date, NAOF-SUB is irrevocably and in rem suam appointed as the attorney and agent of AFRICA FINANCE to sign the necessary transfer forms.

8.2.8. If the offer is not accepted by NAOF-SUB in respect of such shares, AFRICA FINANCE shall be entitled to retain such shares subject to the remaining provisions of this agreement.

8.3. The provisions of clauses 7.8, 7.10 and 7.11 shall apply mutatis mutandis to this clause 8.

9.     SALE  OF  SERIES  "B"  STOCK  BY  NAOF-SUB     SALE  OF SERIES B STOCK BY
       ------------------------------------------     --------------------------
NAOF-SUB
      --

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9.1.     If GRAHAM EDWARD NICHOLLS or NAOF-SUB wish to dispose of any series "B"
stock held by them, they shall not be entitled to do so unless they first offer the relevant series "B" stock for sale to CHANCELLOR CORPORATION or its nominee. Such offer shall be made in writing by telefax to CHANCELLOR CORPORATION's telefax number specified in clause 15.1.3, and marked for the attention of "the Chairman of CHANCELLOR CORPORATION". Such offer shall be irrevocable for a period of 5 (five) days from the time of despatch of the telefax notice to CHANCELLOR CORPORATION. The series "B" stock specified in the notice as aforesaid shall be deemed to have been offered during the aforementioned 5
(five) day period at the most favourable price to NAOF-SUB quoted on the NASD bulletin board.

9.2. CHANCELLOR CORPORATION shall be entitled to accept the offer before the expiry of the 5 (five) day period referred to in clause 9.1 by telefax notice to NAOF-SUB's telefax number specified in clause 15.1.2, to be received by NAOF-SUB before the expiry of the aforementioned 5 (five) day period. If such acceptance is received within the time period specified in this clause 9, then a sale of the series "B" stock offered by NAOF-SUB in terms hereof shall be deemed to have been concluded with effect at the time of the receipt by NAOF-SUB of such acceptance. AFRICA FINANCE shall forthwith pay the purchase price in respect of the series "B" stock sold to it in full in cash without set-off or deduction whatsoever, to NAOF-SUB at the address of NAOF-SUB set forth in clause 15.

9.3. If payment in full is not received as aforementioned by NAOF-SUB before the expiry of 5 (five) days from the date of receipt of the acceptance notice referred to in clause 9.2 then the sale contemplated herein shall lapse and the provisions of this clause 9 shall cease forthwith to have any further force or effect as between the parties.


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9.4.     If  within  5  (five)  days  after  the receipt of the offer, it is not accepted in writing in respect of all the shares offered to CHANCELLOR CORPORATION or its nominee, then, GRAHAM EDWARD NICHOLLS or NAOF-SUB may within a further 30 (thirty) days, but not thereafter, without again making an offer to CHANCELLOR CORPORATION in terms of clause 9, dispose of all the shares offered.

10.     APPOINTMENT  OF  DIRECTORS     APPOINTMENT  OF  DIRECTORS
        --------------------------     --------------------------
10.1. If AFRICA FINANCE disposes of all of its shares or the requisite part which entitles it to appoint a director it shall remove any director of the company appointed by it without any claims for compensation -

10.1.1. if such shares are acquired by other existing shareholders in AMC, on payment in full of the purchase price by those purchasing shareholders; or

10.1.2. if such shares are to be acquired by a third party, on conclusion of the sale agreement with the third party,

and AFRICA FINANCE, which appointed or nominated such director, indemnifies the company if the directors fail or refuse to resign.

11.     WARRANTIES  BY  CHANCELLOR  CORPORATION     WARRANTIES  BY  CHANCELLOR
        ---------------------------------------     --------------------------
CORPORATION
      -----
CHANCELLOR  CORPORATION  warrants  in  favour  of  AMC  and  NAOF-SUB  that  -

11.1. CHANCELLOR CORPORATION is duly incorporated, in good standing under the laws of the Commonwealth of Massachussets, has all requisite corporate powers and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted and to execute and deliver this agreement;

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11.2.     CHANCELLOR CORPORATION has all requisite corporate power and authority to issue and sell the series "B" stock and the CC ordinary stock, issuable upon conversion thereof;

11.3. CHANCELLOR CORPORATION has all requisite corporate power and authority to carry out the provisions of this agreement;

11.4. CHANCELLOR CORPORATION is duly qualified and authorised to transact business and is in good standing as a foreign corporation in each jurisdiction in which failure to so qualify would have a material adverse effect on its business, properties, prospects or financial conditions;

11.5. all corporate action on the part of CHANCELLOR CORPORATION, its officers, directors and stockholders, necessary for the authorisation, execution and delivery of this agreement and delivery of the series "B" stock being sold and transferred hereunder and the CC ordinary stock issuable upon conversion thereof, has been taken or will be taken prior to the closing date;

11.6. the sale and transfer of the series "B" stock is not and the subsequent conversion of the series "B" stock into CC ordinary stock will not be subject to any pre-emptive rights or rights of first refusal that have not been properly waived or complied with;


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11.7.     the  series "B" stock sold and transferred in terms hereof shall, when issued, sold, transferred and delivered in terms hereof, be duly and validly issued, fully paid and will be free of any restrictions in respect of transfer save for restrictions on transfer contemplated in terms of this agreement. The CC ordinary stock issuable upon conversion of the series "B" stock being sold and transferred hereunder has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, shall be duly and validly issued, fully paid-up and will be free of restrictions on transfer other than restrictions contemplated in terms of this agreement;

11.8. no consent, approval, qualification, order or authorisation of, or filing with any local, state or federal governmental authority is required on the part of CHANCELLOR CORPORATION in connection with it's valid execution, delivery or performance of this agreement, the sale and transfer of the series "B" stock by it or the issuance of the CC ordinary stock upon conversion of the series "B" stock, save for -

11.8.1. the filing of the Restated Certificate with the Secretary of State of the Commonwealth of Massachussets; and

11.8.2. such filings as have been made prior to the closing date (except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended), or such post-closing date filings as may be required under the applicable state securities laws, which shall be timely filed within the applicable periods therefor;

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11.9.     all authorisations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States of America or of any states that are required in connection with the lawful issuance and sale and transfer of the series "B" stock sold and transferred in terms of this agreement, shall be duly obtained and effective as of the closing date.

12.     FURTHER  WARRANTIES  BY  AFRICA  FINANCE  AND  CHANCELLOR  CORPORATION
        ----------------------------------------------------------------------
FURTHER  WARRANTIES  BY  AFRICA  FINANCE  AND  CHANCELLOR  CORPORATION
    ------------------------------------------------------------------
AFRICA FINANCE and CHANCELLOR CORPORATION jointly and severally warrant in favour of AMC that, on the effective date and the closing date -

12.1. both AFRICA FINANCE and CHANCELLOR CORPORATION are and will be regularly incorporated and established according to the laws of Mauritius and the Commonwealth of Massachussets, respectively;

12.2. no steps have been will have been taken to liquidate, whether finally or provisionally, or to deregister AFRICA FINANCE or CHANCELLOR CORPORATION;

12.3. AFRICA FINANCE and CHANCELLOR CORPORATION have or will have sufficient share capital and are and will be entitled and able to give free and unencumbered title of the series "B" stock and the CC ordinary stock, as contemplated in this agreement, to the relevant parties as contemplated in this agreement;


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12.4.     each  of  AFRICA  FINANCE  and  CHANCELLOR CORPORATION is and shall be authorised and competent to transfer and deliver the CC ordinary stock and the series "B" stock to the relevant parties, as contemplated in this agreement;

12.5. the rights, terms and conditions of the series "B" stock, as determined and set forth in ANNEXURE B hereto, are a complete and accurate description, in all respects, of all the rights, terms and conditions attaching to the series "B" stock.

13.     SUBMISSION  TO  JURISDICTION     SUBMISSION  TO  JURISDICTION
        ----------------------------     ----------------------------
The parties agree that any legal action or proceedings arising out of or in connection with this agreement may be brought in the High Court of South Africa (Witwatersrand Local Division) (or any successor to that court) and irrevocably submit to the non-exclusive jurisdiction of such court. Each appoints any person (at the address chosen in terms of clause 15) to receive for and on its behalf service of process in such jurisdiction in any legal action or proceedings with respect to this agreement. The parties irrevocably waive any objection they may now or hereafter have that such action or proceeding has been brought in an inconvenient forum. Nothing herein shall affect the right to serve process in any manner permitted by law. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of any of the parties to take proceedings against any other party in whatever other jurisdiction the relevant party shall consider appropriate nor shall the taking of proceedings in any one or more jurisdictions automatically preclude the taking of proceedings in any other jurisdiction whether concurrently or not.


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The  parties  hereto  irrevocably  agree  not  to claim for itself or its assets immunity from suit, execution, attachment or otherwise, to the full extent permitted by the laws of such jurisdiction.

140     BREACH     BREACH
        ------     ------
If any party breaches any material provision or term of this agreement (other than those which contain their own remedies or limit the remedies in the event of a breach thereof) and fails to remedy such breach within 5 (five) days of receipt of written notice requiring it to do so (or if it is not reasonably possible to remedy the breach within 5 (five) days, within such further period as may be reasonable in the circumstances provided that the party in breach furnishes evidence within the period of 5 (five) days, reasonably satisfactory to the other party, that it has taken whatever steps are available to it, to commence remedying the breach)) then the aggrieved party shall be entitled without notice, in addition to any other remedy available to it at law or under this agreement, including obtaining an interdict, to cancel this agreement or to claim specific performance of any obligation whether or not the due date for performance has arrived, in either event without prejudice to the aggrieved party's right to claim damages.

150     ADDRESSES     ADDRESSES
        ---------     ---------
15.1. The parties choose as their addresses for all purposes under this agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature (including the exercise of any option), the following addresses -




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15.1.1.     AFRICA  FINANCE:


Physical:     c/o  International  Management  Mauritius  Limited
Les  Cascades  Building
Edith  Cavell  Street
Port  Louis
Republic  of  Mauritius


Postal:     c/o  International  Management  Mauritius  Limited
Les  Cascades  Building
Edith  Cavell  Street
Port  Louis
Republic  of  Mauritius


Telefax:     230  212  9833



15.1.2.     NAOF-SUB:


Physical:     9th  Floor
Ten  Sixty  Six
35  Pritchard  Street
Johannesburg
2001


Postal:     PO  Box  9431
Johannesburg
2000


Telefax:     011  836  0029




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15.1.3.     CHANCELLOR  CORPORATION:


Physical:     210  South  Street
Boston
Massachussets
02111
USA


Postal:     210  South  Street
Boston
Massachussets
02111
USA


Telefax:     617  422  5851



15.1.4.     AMC:


Physical:     127  Van  Riebeeck  Avenue
Edenvale
1610


Postal:     127  Van  Riebeeck  Avenue
Edenvale
1610


Telefax:     011  452  6161



15.1.5.     MANAGEMENT:


Physical:     127  Van  Riebeeck  Avenue
Edenvale
1610


Postal:     127  Van  Riebeeck  Avenue
Edenvale
1610



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Telefax:     011  452  6161



15.1.6.     GRAHAM  EDWARD  NICHOLLS:


Physical:     127  Van  Riebeeck  Avenue
Edenvale
1610


Postal:     127  Van  Riebeeck  Avenue
Edenvale
1610


Telefax:     011  452  6161



15.1.7.     ROBERT  CHARLES  DRAKE:


Physical:     127  Van  Riebeeck  Avenue
Edenvale
1610


Postal:     127  Van  Riebeeck  Avenue
Edenvale
1610


Telefax:     011  452  06161



15.1.8.     HAROLD  JOSHUA  MANNE:


Physical:     127  Van  Riebeeck  Avenue
Edenvale
1610


Postal:     127  Van  Riebeeck  Avenue
Edenvale
1610



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Telefax:     011  452  6161



15.2. Any notice or communication required or permitted to be given in terms of this agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

15.3. Any party may by notice to any other party change the physical address chosen by that party to another physical address where postal delivery occurs or its postal address or its telefax number, provided that the change shall become effective vis- -vis that addressee on the 10th (tenth) day from the receipt of the notice by the addressee.

15.4.     Any  notice  to  a  party  -

15.4.1. delivered by hand to a responsible person during ordinary business hours at the physical address chosen in terms hereof shall be deemed to have been received on the day of delivery; or

15.4.2. sent by telefax to its chosen telefax number stipulated in clause 15.1, shall be deemed to have been received on the date of despatch (unless the contrary is proved).


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15.5.     Notwithstanding  anything  to  the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen address.

160     WHOLE  AGREEMENT,  NO  AMENDMENT     WHOLE  AGREEMENT,  NO  AMENDMENT
        --------------------------------     --------------------------------
16.1. This agreement constitutes the whole agreement between the parties relating to the subject matter hereof.

16.2. No amendment or consensual cancellation of this agreement or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement and no settlement of any disputes arising under this agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this agreement or of any agreement, bill of exchange or other document issued pursuant to or in terms of this agreement shall be binding unless recorded in a written document signed by the parties (or in the case of an extension of time, waiver or relaxation or suspension, signed by the party granting such extension, waiver or relaxation). Any such extension, waiver or relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.


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16.3.     No  extension of time or waiver or relaxation of any of the provisions or terms of this agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement, shall operate as an estoppel against any party in respect of its rights under this agreement, nor shall it operate so as to preclude such party thereafter from exercising its rights strictly in accordance with this agreement.

16.4. To the extent permissible by law no party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.


SIGNED by the parties and witnessed on the following dates and at the following places respectively:


DATE     PLACE     WITNESS               SIGNATURE
----     -----     -------               ---------

For:     AFRICA  FINANCE  CORPORATION
          1.



          2.



For:     NEW  AFRICA  OPPORTUNITY  FUND  SUB  TWO  LLC
          1.



          2.





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DATE     PLACE     WITNESS               SIGNATURE
----     -----     -------               ---------


For:     CHANCELLOR  CORPORATION
          1.



          2.



For:     AFINTA  MOTOR  CORPORATION  (PROPRIETARY)  LIMITED
          1.



          2.



          1.


GRAHAM  EDWARD  NICHOLLS
          2.



          1.


ROBERT  CHARLES  DRAKE
          2.



          1.


HAROLD  JOSHUA  MANNE
          2.

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     ANNEXURE  AANNEXURE  A
     ----------------------

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     ANNEXURE  B     ANNEXURE  B
     -----------     -----------

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     ANNEXURE  C     ANNEXURE  C
     -----------     -----------

     [see  clause  6.1]

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     TABLE  OF  CONTENTS



CLAUSE  NO.     DESCRIPTION     PAGE



1.     INTERPRETATION  AND  PRELIMINARY     2

2.     RECORDAL     7

3.     REPAYMENT  OF  LOAN  ACCOUNT     7

4.     DEBT/EQUITY  CONVERSION     7

5.     SHARE  SWOP     8

6.     WORLDWIDE  DISTRIBUTION  RIGHTS     10

7.     RIGHTS  OF  FIRST  REFUSAL  AND  TRANSFERS  OF  SHARES     11

8.     FORCED  SALES     14

9.     SALE  OF  SERIES  "B"  STOCK  BY  NAOF-SUB     17

10.     APPOINTMENT  OF  DIRECTORS     19

11.     WARRANTIES  BY  CHANCELLOR  CORPORATION     19

12.     FURTHER  WARRANTIES  BY AFRICA FINANCE AND CHANCELLOR CORPORATION     22

13.     SUBMISSION  TO  JURISDICTION     23

14.     BREACH     24

15.     ADDRESSES     24

16.     WHOLE  AGREEMENT,  NO  AMENDMENT     29

ANNEXURE  A     1

ANNEXURE  B     1

ANNEXURE  C     1